UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2005

Novoste Corporation

(Exact name of registrant as specified in its charter)

Florida	0-20727	59-2787476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 International Blvd. Norcross, GA	30093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 717-0904

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 23, 2005, Novoste Corporation (the “Company”) received a notice from the Nasdaq Stock Market stating the Nasdaq staff has determined that the Company’s proposed transaction with ONI Medical Systems, Inc. constitutes a “reverse merger” under Nasdaq Marketplace Rule 4330(f).

The notice further stated that, based on information reviewed by the Nasdaq staff, including the Company’s definitive proxy statement, the post-transaction company currently would not satisfy the initial listing standards of either the Nasdaq National Market or the Nasdaq SmallCap Market and that, accordingly, the Company’s securities will be delisted following consummation of the transaction unless it meets the initial listing standards of, and successfully applies for an initial listing on, either exchange.

Based in part on the recent trading price of the Company’s common stock, the Company does not anticipate that it will be able to satisfy the initial listing criteria of any of the Nasdaq National Market, the Nasdaq SmallCap Market or the American Stock Exchange upon the closing of the merger with ONI. Absent a substantial increase in the trading price of the Company’s common stock (through market forces or otherwise), the Company currently expects that, if the merger is completed, it would seek to have the common stock quoted on the NASD’s OTC Bulletin Board, which is an inter-dealer, over-the-counter market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVOSTE CORPORATION

By:	/s/ Daniel G. Hall
Daniel G. Hall Vice President, Secretary and General Counsel

Date: August 31, 2005